EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Agenus Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
/s/ KPMG LLP
Boston, Massachusetts
July 12, 2013